As filed with the Securities and Exchange Commission on May 17, 2006
Registration No. 333-127753

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INDUSTRIAL SERVICES ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-2122262
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2807 El Presidio St.
Carson, California 90810
(310) 900-1450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark McKinney, Chief Executive Officer
Industrial Services Acquisition Corp.
2807 El Presidio St.
Carson, California 90810
(310) 900-1450
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Kenneth R. Koch, Esq. Ivan K. Blumenthal, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000 (212) 983-3115—Facsimile	Steven M. Skolnick, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 94111-3580 (973) 597-2500 (973) 597-2400—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	5,175,000 Units	$8.00	$41,400,000	$4,872.78
Shares of Common Stock included as part of the Units (2)	5,175,000 Shares	—	—	(3)
Warrants included as part of the Units (2)	5,175,000 Warrants	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units (4)(5)	5,175,000 Shares	$6.00	$31,050,000	$3,654.85
Representative’s Unit Purchase Option	1	$100.00	$100.00	(3)
Units underlying the Representative’s Unit Purchase Option (“Underwriters’ Units”) (4)(5)	225,000 Units	$8.80	$1,980,000	$233.05
Shares of Common Stock included as part of the Underwriters’ Units (4)(5)	225,000 Shares	—	—	(3)
Warrants included as part of the Underwriters’ Units (4)(5)	225,000 Warrants	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Underwriters’ Units (4)(5)	225,000 Shares	$6.00	$1,350,000	$158.90
Total	—	—	$75,780,100	$8,919.58 (5)

________________________________________
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 675,000 Units, 675,000 shares of Common Stock, and 675,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to Maxim Group LLC to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.
(5)	$12,504.89 has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, May 17, 2005

PROSPECTUS

$36,000,000
Industrial Services Acquisition Corp.
4,500,000 units
________________________________________

Industrial Services Acquisition Corp. is a Business Combination Company,™ or BCC.™ A BCC is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an unidentified operating business. Our objective is to acquire an operating business in the business services industry, although our efforts will not be limited to any particular industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with any prospective target business with respect to such a transaction. However, members of our management have had non-substantive communications with a limited number of their contacts that a pool of capital is being raised for acquisitions and that we intend to seek an acquisition after the consummation of this offering. Such contacts have not introduced, identified, selected or chosen any potential target businesses to or for us.

This is an initial public offering of our securities. Each unit consists of:

•	one share of our common stock; and
•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or [_________], 2006 [one year from the date of this prospectus], and will expire on [_________], 2010 [four years from the date of this prospectus], or earlier upon redemption.

Certain of our officers, directors and advisors have agreed to purchase from us an aggregate of 600,000 warrants, or insider warrants, for an aggregate purchase price of $810,000, or $1.35 per warrant, in a private placement to occur immediately prior to this offering. If we do not complete a business combination, then the insider warrants will expire worthless. The insider warrants will become exercisable upon the completion of a business combination and are non-redeemable so long as such insider warrants are held by the original purchasers or their affiliates. The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

We have granted Maxim Group LLC, the representative of the underwriters, a 45-day option to purchase up to 675,000 additional units solely to cover over-allotments, if any (over and above the 4,500,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Maxim Group LLC, the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 225,000 units at a per-unit offering price of $8.80 (110% of the price per unit sold in the offering), which option is exercisable between the first and fifth anniversaries of the date of this prospectus. Except for the per unit purchase price, the units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol [____] on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus, unless Maxim Group LLC determines that an earlier date is acceptable. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols [____] and [____], respectively but we cannot assure you that our securities will be so quoted or, if quoted, will continue to be quoted.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.32	$7.68

Total	$36,000,000	$1,440,000	$34,560,000

________________________________________
(1)
Does not include either (i) a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.08 per unit ($360,000 in total), payable to Maxim Group LLC, as representative of the underwriters, on the closing of the offering and (ii) $1,080,000, or $0.24 per unit, payable to Maxim Group LLC for deferred underwriting compensation from the funds to be placed in a trust account upon the consummation of a business combination and then only with respect to those units as to which the component shares have not been converted. Maxim Group LLC is also entitled to receive deferred underwriting compensation of 45,000 shares of our common stock (1% of the total number of shares sold in this offering, excluding the underwriters’ over-allotment option) issuable upon the consummation of a business combination.

At the closing of this offering and the insider loans and the private placement of warrants as described in this prospectus, $34,578,975 ($7.68 per publicly traded unit) will be deposited into a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company acting as trustee. Of this total amount, $33,498,975 will represent the proceeds of this offering (excluding $1,080,000 of deferred underwriting compensation to be held in trust), $777,600 will represent net proceeds from a private placement of warrants to officers, directors and advisors and $425,000 will represent insider loans made by our officers and directors to the trust.

We are offering the units for sale on a firm-commitment basis. Maxim Group LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about _______________, 2006.

Maxim Group LLC
Sole Book Runner	Wedbush Morgan Securities Inc.

_______________, 2006

TABLE OF CONTENTS

Prospectus Summary	1
Summary Financial Data	7
Risk Factors	8
Use of Proceeds	19
Dilution	23
Capitalization	24
Management’s Discussion And Analysis of Financial Condition And Results of Operations	25
Proposed Business	27
Management	37
Principal Stockholders	41
Certain Transactions	43
Description of Securities	44
Underwriting	48
Legal Matters	53
Experts	53
Where You Can Find Additional Information	53
Index To Financial Statements	F-2

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

“Business Combination Company”™ and “BCC”™ are service marks of Maxim Group LLC.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Industrial Services Acquisition Corp. The term "public stockholders" means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. All share and per share information in this prospectus gives effect to a 1.404444-for-1 reverse stock split effected on May 2, 2006. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

The Company

We are a blank check company organized under the laws of the State of Delaware on August 4, 2005. We were formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination a currently unidentified operating business. To date, our efforts have been limited to organizational activities. We intend to focus on businesses within the business services sector, although our acquisition efforts will not be limited to any particular industry.

Although our acquisition strategy is not limited to any particular industry, we intend to focus on target businesses in the following sectors of the business services industry:

•	Logistics
•	freight brokerage
•	freight forwarding
•	insurance brokerage
•	medical lab testing
•	staffing

Examples of companies operating in these sectors are: UTi Worldwide Inc. and Landstar System Inc. (logistics), CH Robinson Worldwide Inc. and HUB Group Inc. (freight brokerage), EGL, Inc. and Forward Air, Inc. (freight forwarding), Marsh Inc. and AON Corporation (insurance brokerage), Quest Diagnostics Incorporated and Laboratory Corporation of America Holdings (medical lab testing) and Barrett Business Services, Inc. and RemedyTemp Inc. (staffing).

Given the experience of our management team, we intend to seek targets within one of several sectors of the business services industry. Typical target businesses will leverage scale of operations and a specific expertise to perform value-added services for customers, allowing customers to conduct their operations more efficiently or more effectively. We intend to pursue targets operating in low capital-intensive industries that are less sensitive to business cycles and not subject to obsolescence. In addition, prospective target businesses are likely to exhibit some of the following characteristics:

•	Strong customer relationships and a well-diversified customer base;

•
Recurring revenue, which is revenue that typically is generated from customers on a regular basis as a result of, among other things, contractual obligations or due to the customers’ need for, and payment for, a particular service at regular intervals;

•	Stable cash flow, which is cash flow that does not fluctuate dramatically from fiscal period to period; and

•	Opportunities for both organic growth and consolidation through acquisitions within fragmented industries.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (exclusive of Maxim Group LLC’s deferred underwriting compensation being held in the trust account) at the time of such acquisition. Consequently, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. As used in this prospectus, a “target business” is an operating business, and a “business combination” means the acquisition by us of such a target business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with any prospective target business with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate. Neither we nor any of our agents, affiliates or representatives have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business other than our management having non-substantive communications with a limited number of their contacts that a pool of capital is being raised for acquisitions and that we intend to seek an acquisition after the consummation of this offering. Such contacts have not introduced, identified, selected or chosen any target businesses to or for us.

Our offices are located at c/o AMCO Distribution Services, Inc., 2807 El Presidio St., Carson, California 90810, and our telephone number is (310) 900-1450.

Private Placement

Certain of our officers, directors and advisors have agreed to purchase from us an aggregate of 600,000 warrants at a purchase price of $1.35 per warrant in a private placement that will occur immediately prior to this offering, the net proceeds of which will be held in the trust account. Each warrant will entitle the holder to purchase one share of our common stock following the consummation of a business combination at a price of $6.00 and will have the same terms as the warrant included in the units sold in this offering, except that such warrant (i) is not transferable or saleable by the purchasers until the consummation of a business combination and (ii) is not-redeemable so long as such warrant is held by the original purchasers or their affiliates.

Insider Loans

Certain of our officers and directors have agreed to loan us an aggregate of $425,000 at a 4% per annum interest rate. These funds will be added to the proceeds from this offering and the private placement to be held in the trust account pending our completion of a business combination. We will repay the insider loans out of the interest earned on the trust account over a period of 24 months by making eight quarterly payments of $55,543, each, comprised of both principal and interest. If we do not complete a business combination, any remaining balance of the insider loans will be forgiven by our officers and directors upon liquidation of the trust.

The Offering

Securities offered:	4,500,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus, unless Maxim Group LLC determines that an earlier date is acceptable, based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. However, Maxim Group LLC may decide to allow continued trading of the units following such separation. In no event will Maxim Group LLC allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed with the SEC to provide updated financial information to reflect the exercise of the over-allotment option. The Form 8-K will be publicly available on the SEC’s website at www.sec.gov.

Common stock: Number outstanding before this offering	1,125,000 shares, after giving effect to a 1.404444-for-1 reverse stock split effected on May 2, 2006.

Number to be outstanding after this offering	5,625,000 shares

Warrants: Number outstanding before this offering and the private placement	0

Number to be outstanding after this offering and the private placement	5,100,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, or
• [____________], 2007 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [_________], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of the unit purchase option sold to Maxim Group LLC):

• in whole and not in part,

• at a price of $0.01 per warrant at any time after the warrants become exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•  if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. We do not need the consent of Maxim Group LLC in order to redeem the outstanding warrants.

Proceeds from shareholder loans to be held in trust:
In connection with the offering, certain of our officers and directors have agreed to loan us an aggregate of $425,000 at a 4% per annum interest rate. These funds will be added to the proceeds from this offering and the private placement to be held in the trust account pending our completion of a business combination. We refer to this $425,000 loan as the insider loans throughout this prospectus. We will repay the insider loans out of the interest earned on the trust account over a period of 24 months by making eight quarterly payments of $55,543 each, comprised of both principal and interest. If we do not complete a business combination, any remaining balance of the insider loans will be forgiven by our officers and directors upon the liquidation of the trust.

Insider warrants purchased in the private placement:
Certain of our officers, directors and advisors have agreed to purchase an aggregate of 600,000 warrants for an aggregate purchase price of $810,000, or $1.35 per warrant in a private placement to occur immediately prior to this offering. The aggregate proceeds from the private placement will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. We refer to these 600,000 warrants as the insider warrants throughout this prospectus. If we do not complete a business combination that meets the criteria described in this prospectus, then the insider warrants will expire worthless. The insider warrants will become exercisable upon the completion of a business combination and are non-redeemable so long as such insider warrants are held by the original purchasers or their affiliates. The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Proposed OTC Bulletin Board symbols for our: Units	[_____]

Common stock	[____]

Warrants	[____]

Offering, loan and private placement proceeds to be held in the trust account:
$34,578,975 ($7.68 per publicly traded unit) of the net proceeds of the insider loans, this offering and the private placement (or $39,762,975 if the over-allotment option is exercised in full) will be placed in a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. Assuming no exercise of the over-allotment option, up to $33,498,975 of this amount ($7.44 per publicly traded unit) may be used by us for the purpose of effecting a business combination, and up to $1,080,000 ($0.24 per publicly traded unit) will be paid to Maxim Group LLC if a business combination is consummated, but will be forfeited by Maxim Group LLC if a business combination is not consummated. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation; provided, however, that (i) up to a maximum of $900,000 of interest earned on the trust account (net of taxes payable) will be released to us to fund our working capital requirements and (ii) $55,543 per quarter of the interest earned on the trust account (net of taxes payable) will be released to us to repay an aggregate of $425,000 in loans made to us by our officers and directors with interest payable thereon at a rate of 4% per annum over a period of twenty-four months. The $1,080,000 of the funds attributable to the deferred underwriting compensation will be distributed to Maxim Group LLC less any amounts attributable to stockholders exercising their conversion rights upon completion of a business combination on the terms described in this prospectus or to the public stockholders upon our liquidation, but will in no event be available for use by us in a business combination. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account (other than a portion of the interest earned on the trust account and released to us) will not be available to us. The expenses that we may incur prior to consummation of a business combination may only be paid from the net proceeds of this offering and the private placement not in the trust account (initially, approximately $300,000 after payment of the expenses relating to this offering), and any interest earned on the trust account and released to us. It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

• Repayment at the closing of this offering of an aggregate of $77,500 of loans made to us by our officers and directors;

•  Repayment over the 24 months following the closing of this offering of an aggregate of $425,000 of loans made to us by our officers and directors out of the proceeds of this offering with interest accruing thereon at a rate of 4% per annum;

•  Payment of up to $7,500 per month to AMCO Distribution Services, Inc., a corporation partially owned and managed by Mark McKinney, our chief executive officer, for office space and administrative services; and

• Reimbursement for any expenses incident to the offering and finding a suitable business combination.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination:
We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. As used in this prospectus “in accordance with the majority” means that such existing stockholders will vote the entirety of their shares of common stock owned by them immediately before this offering either for or against a business combination, as determined by the totality of the public stockholder vote. In addition, all of our existing stockholders have agreed to vote any shares of common stock acquired by them in the offering or in the aftermarket in favor of the business combination submitted to the public stockholders for approval. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

Conversion rights for stockholders voting to reject a business combination:
Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (net of taxes payable and interest previously released to us from the trust account), including any interest earned on their portion of the trust account, if the business combination is approved and completed.

Public stockholders that convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Because the initial per-share conversion price is $7.68 per share (plus any interest (net of taxes payable)), excluding interest previously released to us or interest earned on that portion of the deferred underwriting compensation payable to Maxim Group LLC, which is lower than the $8.00 per unit price paid in the offering and which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to this offering.

Liquidation if no business combination:
Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer and Trust Company, we will dissolve and promptly liquidate and release only to our public stockholder, as part of our plan of dissolution and liquidation, the amount in our trust account, including all accrued interest (net of taxes payable and interest previously released to us from the trust account), plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. In addition, Maxim Group LLC has agreed to waive its rights to the $1,080,000 ($1,242,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting compensation deposited in the trust account for its benefit. Accordingly, in the event we liquidate the trust account, our public stockholders will receive $7.68 per unit plus interest (net of taxes payable and that portion of the earned interest previously released to us). We will pay the costs of liquidation and dissolution from remaining assets outside of the trust account.

Escrow of existing stockholders’ shares:
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until three years from the date of this prospectus, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. If we are forced to liquidate, these shares will be cancelled.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial stockholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	April 30, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)	$(70,207)	$33,598,377
Total assets	115,135	34,886,649
Total liabilities	107,461	1,505,000
Value of common stock which may be converted to cash ($7.68 per share)	-	6,912,337
Stockholders’ equity	7,674	26,469,312

________________________________________
(1)	Excludes the $100 purchase price for the purchase option issued to Maxim Group LLC.

The “as adjusted” information gives effect to: (i) the sale of the units we are offering and the sale of the warrants in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions, including the repayment of $77,500 in promissory notes to our officers; and (ii) the 1.404444-for-1 reverse split of our common stock effected on May 2, 2006.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $34,578,975 being held in the trust account. Of this amount, $1,080,000 represents the deferred underwriting compensation payable to Maxim Group LLC upon a business combination. The balance of $33,498,975 will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 4,500,000 shares of common stock sold in this offering, or 899,550 shares of common stock, at an initial per-share conversion price of $7.68, without taking into account interest earned on the trust account (net of taxes payable). The actual per-share conversion price will be equal to the amount in the trust account, including all accrued interest (net of taxes payable and interest previously released to us from the trust account), as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. We believe that the risks described below are all of the material risks we face.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate. Neither we nor any of our agents, affiliates or representatives have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business other than our management having non-substantive communications with a limited number of their contacts that a pool of capital is being raised for acquisitions and that we intend to seek an acquisition after the consummation of this offering. Such contacts have not introduced, identified, selected or chosen any target businesses to or for us. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

We may not be able to consummate a business combination within the required time frame, in which case, we will be forced to dissolve and liquidate.

We must complete a business combination with a fair market value equal to at least 80% of our net assets at the time of the acquisition within 18 months after the consummation of the offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to dissolve and liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. This increases the risk that we will pay an unreasonably high price or undertake unreasonable risk in order to complete a business combination by the deadline, which could negatively impact your investment.

If we are forced to dissolve and liquidate before a business combination, our public stockholders likely will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to dissolve and liquidate our assets, the per-share distribution from the trust account likely will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we dissolve and liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination—Dissolution and liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Since August 2003, based upon publicly available information, approximately 61 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only seven companies have consummated a business combination, while 13 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 41 blank check companies with more than $2.94 billion in trust that are seeking to carry out a business plan similar to our business plan. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only seven of such companies have completed a business combination and 13 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering and the private placement, only $300,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to repay the insider loans of $425,000 and to search for a target company and consummate a business combination. While we are entitled to up to a maximum of $900,000 of the interest earned on the trust account for such purpose and an additional amount necessary to repay the principal and interest on the insider loans, if interest rates were to decline substantially, we may not have sufficient funds available to provide us with the working capital necessary to complete a business combination. In such event, we would need to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the products of a negotiation between Maxim Group LLC and us. The factors that were considered in making these determinations included:

•	the history and prospects of similarly structured “blank check” companies;
•	the actual and proposed offerings of those companies, including the structure and size of the offerings;
•	the general conditions of the securities markets at the time of the offering; and
•	an assessment by management of the funds necessary to complete an acquisition in the business services industry and to maintain sufficient liquidity in the public markets after a business combination.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company, as is management’s estimate of the amount needed to fund our operations for the next 24 months since we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate.

If third parties bring claims against us, the proceeds held in our trust account could be reduced and the per-share distribution received by stockholders upon liquidation will be less than $7.68 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate whether such engagement would be in the best interests of our stockholders if such third party refused to waive such claims. Examples of possible instances in which we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases in which management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we are unable to complete a business combination and are forced to liquidate, our officers have agreed pursuant to an agreement with us and Maxim Group LLC that they will be personally liable, on a several basis, in accordance with their respective beneficial ownership interests in us, to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or products sold to us. In addition, our officers have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses who have entered into written agreements with us and who have not waived their rights to make claims against the proceeds in the trust account. In each case, if prior to the consummation of a business combination, an officer is removed by the stockholders without cause or not reelected by the stockholders after being nominated for re-election to the board (provided that the total number of directors nominated by the board for such election does not exceed the total number of director seats available for election), his personal liability for such claims will cease and the personal liability will be allocated among the remaining officers. We cannot assure you that our officers will be able to satisfy any obligations to ensure that the proceeds in the trust account are not reduced by the claims of vendors or such target businesses. Accordingly, we cannot assure you that the actual per-share distribution upon liquidation will not be less than $7.68, plus interest (net of taxes payable and interest previously released to us from the trust account), due to claims of creditors. Moreover, even if the proceeds in the trust account are distributed to our stockholders, under Delaware corporate law there can be no assurance that our creditors will not seek to cause our stockholders to repay the distribution for the purpose of satisfying any obligations we may have.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will dissolve and liquidate if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is minimal. However, because we will not be complying with Section 280, our public stockholders could nevertheless potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 30,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 18,780,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Maxim Group LLC, the representative of Maxim Group LLC) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

Our officers and directors control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering, our officers, directors and special advisors will beneficially own approximately 20% of our issued and outstanding shares of common stock (assuming neither they nor their affiliates purchase units in this offering). None of our existing officers, directors or special advisors has indicated to us that he or she (or their affiliates) intends to purchase units in the offering.

In addition, certain of our officers, directors and advisors have agreed to purchase an aggregate of 600,000 insider warrants for the purchase of up to 600,000 shares of our common stock at an exercise price of $6.00 per share in a private placement that will occur immediately prior to this offering. Thus, the beneficial ownership of our common stock by our officers and directors, which will increase upon the exercise of the insider warrants, could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

Unless we are subject to Section 2115(b) of the California Corporations Code, our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

It is likely that some of our current officers and directors will resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our management and other key personnel, particularly our chairman of the board and chief executive officer, to remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

None of our officers or directors has ever been associated with a blank check company which could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the private placement. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to dissolve and liquidate.

Our current officers and directors may not have sufficient experience or knowledge relating to a particular target business or its industry to properly evaluate that business or its industry.

We cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of a particular target business or industry. Our officers and directors prior experience centers around materials and logistics support, auto-hauling, franchise development, manufacturing and consumer products and we have decided to focus on a target business in the business services industry. However, we are not limited to acquisitions in that industry. To the extent we acquire a business in an industry in which our officers or directors have no significant experience, we may not be able to properly or thoroughly evaluate the prospects and operations of such a business. In such case, the chances that the business combination is unsuccessful is greater than if we were to acquire a business in an industry in which our officers and directors have significant experience.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Certain of our officers and directors are currently affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

Certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. For example, Mark McKinney, our chief executive officer, is the President of AMCO Distribution Inc., a privately-held company which is a warehousing and distribution business. Due to these existing affiliations, they have prior fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of stock in our company which were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation or upon our failure to complete a business combination. Additionally, certain of our officers and directors have collectively agreed with the representative of Maxim Group LLC that they and certain of their affiliates or designees will purchase warrants in the open market following this offering. The shares and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated. If we were to make a deposit or down payment or fund a “no-shop” provision in connection with a potential business combination, we may have insufficient funds outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our existing stockholders may negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by the target business’ management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. We would note, however, that such expenses are likely to be insignificant compared to the value of management’s equity stake.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business and a limited number of services.

The net proceeds from this offering, the loan and the private placement will provide us with approximately $33,498,975 which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets (exclusive of Maxim Group LLC’s deferred underwriting compensation being held in the trust account) at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, we may not have enough cash available from funds outside of the trust account to make deposits or fund a “no-shop” provision in connection with a particular business combination which may cause us to be at a competitive disadvantage in pursuing the acquisition of target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (including interest earned on the trust account previously released to us from the trust account) in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to dissolve and liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders paid approximately $.022 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30% or $2.40 per share (the difference between the pro forma net tangible book value per share of $5.60, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 4,500,000 shares of common stock. We will also issue warrants to purchase 600,000 shares of common stock to certain of our officers, directors and advisors in a private placement to occur immediately prior to this offering. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of the insider warrants, the shares of common stock underlying the insider warrants and their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before one year from the date of the consummation of a business combination. If our existing stockholders exercise their registration rights with respect to all of their warrants, the shares of common stock underlying the insider warrants and their shares of common stock, then there will be an additional 1,725,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we have applied to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Market Improvement Act of 1996, the resale of the units, and, once they become separately transferable, the common stock and warrants comprising the units, are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting—State Blue Sky Information” below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We anticipate that our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in the trust account may be invested by the trust agent only in Treasury Bills issued by the United States with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because we may be deemed to have no independent directors, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to independent review.
Each of our directors owns shares of our common stock and, although no salary or other compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed independent, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our initial stockholders’ initial equity investment was only $12,640, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our initial stockholders initial investment of $12,640 is less than the required $5,110,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company, an entity in its development stage and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business.”

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering gross proceeds	$36,000,000	$41,400,000
Private placement gross proceeds	810,000	810,000
Total gross proceeds	$36,810,000	$42,210,000

Offering and private placement expenses(1)
Private Placement fee to underwriters	32,400	32,400
Underwriting discount (7% of offering gross proceeds)(2)	2,520,000	2,898,000
Underwriting non-accountable expense allowance (1% of gross proceeds without the over-allotment option)	360,000	360,000
Legal fees and expenses (including blue sky services and expenses)	400,000	400,000
Miscellaneous expenses(3)	30,000	30,000
Printing and engraving expenses	30,000	30,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	12,500	12,500
NASD registration fee	11,125	11,125
Total offering and private placement expenses	$3,436,025	$3,814,025

Net proceeds
Total net proceeds of the offering and private placement	33,373,975	38,395,975
Net proceeds not held in trust - working capital(4)	($300,000)	($300,000)
Plus stockholder loans held in trust(5)	425,000	425,000
Total held in trust for our benefit(6)	$33,498,975	$38,520,975

Adjustments
Deferred underwriting compensation held in trust	1,080,000	1,242,000
Total held in trust	$34,578,975	$39,762,975

——————
(1)
A portion of the offering expenses have been paid from the funds we received from our existing stockholders, as described below. These funds will be repaid upon consummation of this offering out of the proceeds of this offering.

(2)
The amount of underwriting discount and the amount held in trust includes $1,080,000 (or $1,242,000 if the over-allotment option is exercised in full) that will be paid to Maxim Group LLC upon consummation of the initial business combination and will not be available for use to acquire an operating business. In the event that a business combination is not consummated within the required time period, Maxim Group LLC has agreed to forfeit such amount and that amount will be included in the liquidating distribution to our public stockholders.

(3)	Miscellaneous expenses includes the reimbursement of the existing stockholders for out-of-pocket expenses incurred in connection with the offering.

(4)
Up to $900,000 of the interest income earned on the trust account (net of taxes payable) may be released to us to cover our working capital requirements and excludes interest income to be earned on the trust account in the amount necessary to repay the principal and interest over a 24 month period on an aggregate of $425,000 of loans made by our officers and directors with interest accruing thereon at a rate of 4% per annum.

(5)
The total amount held in trust includes the $425,000 principal amount of loans made by our officers and directors and assumes that the principal amount, plus interest, of such loans will have been be repaid by us out of the interest income earned on the trust account (net of taxes payable) and that such amount will be available to us at the time of a business combination.

(6)
Excludes $1,080,000 (or $1,242,000 if the over-allotment option is exercised in full) which Maxim Group LLC has agreed to deposit into the Trust Account and forfeit in the event we do not complete a business combination.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the business services industry.

$34,578,975 of the insider loans, the proceeds of this offering and the private placement ($39,762,975 if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus, along with an additional $425,000 loaned from certain of our officers and directors. Up to $33,498,975 of this amount ($7.44 per publicly traded unit) may be used by us for the purpose of effecting a business combination, and up to $1,080,000 ($0.24 per publicly traded unit) will be paid to Maxim Group LLC if a business combination is consummated, but will be forfeited by Maxim Group LLC if a business combination is not consummated. The money held in trust will not be released until the earlier of the completion of a business combination or our dissolution and liquidation; provided, however, that (i) up to a maximum of $900,000 of interest earned on the trust account (net of taxes payable) will be released to us to fund our working capital requirements and (ii) $55,543 per quarter of the interest earned on the trust account (net of taxes payable) will be released to us to repay an aggregate of $425,000 in loans made to us by our officers and directors with interest payable thereon at a rate of 4% per annum over a period of twenty-four months. The $1,080,000 of the funds attributable to the underwriting deferred compensation will be distributed to Maxim Group LLC less any amounts attributable to stockholders exercising their conversion rights upon completion of a business combination on the terms described in this prospectus or to the public stockholders upon our liquidation, but will in no event be available for use by us in a business combination. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account (other than a portion of the interest earned on the trust account and released to us) will not be available to us. The expenses that we may incur prior to consummation of a business combination may only be paid from the net proceeds of this offering and the private placement not in the trust account (initially, approximately $300,000 after payment of the expenses relating to this offering), and any interest earned on the trust account released to us. It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

We have agreed to pay AMCO Distribution Services, Inc., a corporation partially owned and managed by Mark McKinney, our chief executive officer, approximately $7,500 per month for office space and certain other additional services. This arrangement is being agreed to by AMCO Distribution Services, Inc. for our benefit and is not intended to provide Mark McKinney compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our dissolution and liquidation, we will no longer be required to pay these monthly fees.

We intend to use the excess working capital (approximately $440,000) for director and officer liability insurance premiums (approximately $60,000), with the balance of $380,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below.

It is also possible that we could use a portion of such excess working capital to make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to dissolve and liquidate.

We intend to allocate approximately $400,000 of the interest income distributed to us from the trust for expenses incurred in examining and evaluating prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses or expenses incurred for payments to third parties for their performance of due diligence) incurred in connection with such due diligence activities which reimbursements would be paid from the net proceeds not held in trust. We believe that the amounts reserved for the diligence expenses, together with excess working capital, if needed, will be sufficient to cover the foregoing expenses and reimbursement costs.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target businesses, which may include subsequent acquisitions.

As of the date of this prospectus, Ross Berner, Mark McKinney and Burke Smith, our chairman, chief executive officer and chief financial officer, respectively, have advanced to us an aggregate of $77,500 in loans which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses. Such loans will be repaid on the earlier of August 5, 2006 or the consummation of the offering.

In connection with the offering, certain of our officers and directors have agreed to loan the company an aggregate of $425,000 at a 4% per annum interest rate. These funds will be added to the proceeds from the offering and the private placement to be held in the trust account pending our completion of a business combination. We will repay the loans out of the interest earned on the trust account over a period of 24 months by making eight quarterly payments of $55,543, comprised of both principal and interest. If we do not complete a business combination, any remaining balance of the shareholder loans will be forgiven by our officers and directors upon the liquidation of the trust.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. According to the Federal Reserve Statistical Release dated May 8, 2006 referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding as of the week ending May 5, 2006 4.54%, 4.69% and 4.80%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income, net of income taxes payable on such interest, of (i) up to $900,000 on the trust account balance and (ii) $55,543 per quarter for twenty-four months is releasable to us from the trust account to fund a portion of our working capital requirements and to repay indebtedness in the amount of $425,000 plus accrued interest at the rate of 4% per annum owed to our officers, respectively.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. The amount of available proceeds is based on management’s estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination.

It is also possible that we could use a portion of such excess working capital to make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Other than the $7,500 aggregate per month administrative fees described above, no compensation of any kind (including finder’s and consulting fees) will be paid by us or any other person or entity to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account (net of taxes payable and interest previously released to us from the trust account)) only in the event of our liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the funds in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (excluding the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At April 30, 2006, our net tangible book value was a deficiency of $70,207, or approximately $0.06 per share of common stock, after giving effect to a 1.404444-for-1 reverse stock split effected on May 2, 2006. After giving effect to the sale of 4,500,000 shares of common stock included in the units and 600,000 insider warrants in the private placement, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 899,550 shares of common stock which may be converted into cash) at April 30, 2006 would have been $26,469,312, or $5.60 per share, representing an immediate increase in net tangible book value of $5.66 per share to the existing stockholders and an immediate dilution of $2.40 per share, or 30%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $6,912,337 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price	$		$8.00
Net tangible book value before this offering		(0.06)
Increase attributable to new investors		5.66
Pro forma net tangible book value after this offering			5.60
Dilution to new investors			$2.40

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Existing stockholders	1,125,000	20.0%	$12,640	0.02%	$0.008
New investors	4,500,000	80.0%	$36,000,000	99.98%	$8.00
	5,625,000	100.0%	$36,012,640	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(70,207)
Net proceeds from this offering	33,373,975
Offering costs paid in advance and excluded from tangible book value before this offering	77,881
Less: Proceeds held in the trust account subject to conversion to cash ($34,578,975 x 19.99%)	(6,912,337)
26,469,312
Denominator:
Shares of common stock outstanding prior to the offering	1,125,000
Shares of common stock included in the units offered	4,500,000
Less: Shares subject to conversion (4,500,000 x 19.99%)	(899,550)
4,725,450

CAPITALIZATION

The following table sets forth our capitalization at April 30, 2006 and as adjusted to give effect to the 1.404444-for-1 reverse stock split on May 2, 2006, and the sale of our units in the offering and the warrants in the private placement and the application of the estimated net proceeds derived from the sale of such securities:

	April 30, 2006
	Actual	As Adjusted(1)

Deferred underwriting compensation	$-	$1,080,000
Notes payable to stockholders	$77,500	$425,000
Total debt	$77,500	$1,505,000
Common stock, $.0001 par value, -0- and 899,550 shares which are subject to possible conversion, shares at conversion value (1)	$-	$6,912,337
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$-	$-
Common stock, $.0001 par value, 30,000,000 shares authorized; 1,125,000 shares issued and outstanding; 5,625,000 shares issued and outstanding (including 899,550 shares subject to possible conversion), as adjusted	$113	$563
Additional paid-in capital	12,527	26,473,715
Deficit accumulated during the development stage	(4,966)	(4,966)
Total stockholders’ equity	$7,674	$26,469,312
Total capitalization	$85,174	$34,886,649
________________________________________
(1)	Excludes the $100 purchase price for the purchase option issued to Maxim Group LLC.
(2)
If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon (net of taxes payable and interest previously released to us from the trust account), as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 4, 2005, to serve as a vehicle to effect a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an operating business which we believe has significant growth potential. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering, the insider loans and the warrants in the private placement, after deducting offering expenses of approximately $3,436,025, including $360,000 representing Maxim Group LLC’s non-accountable expense allowance of 1% of the gross proceeds and underwriting discounts of approximately $2,520,000 (or $2,898,000 if the underwriters’ over-allotment option is exercised in full), will be approximately $34,578,975 (or $39,762,975 if the underwriters’ over-allotment option is exercised in full). Of this amount, $1,080,000, or $1,242,000 if the underwriters’ over-allotment option is exercised in full, will be held in the trust account and the remaining approximately $300,000 will not be held in trust. The proceeds held in the trust fund, other than the deferred underwriting compensation, may be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance the operations of the target business. While it is difficult to determine what the specific operating expenses of a target business may entail, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses including overhead and payroll, expanding markets and strategic acquisitions or alliances.

We expect to use the net proceeds of this offering and the private placement not in the trust fund and up to $900,000 of interest released to us from the trust account to fund our operations and expenses as we seek to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. We believe that, upon consummation of this offering, the funds available to us outside of the trust account together with the interest income released to us from the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for administrative services and support payable to unaffiliated third parties (up to $7,500 per month for 24 months), $130,000 of expenses for the due diligence and investigation of a target business, which may include fees to market research firms or third party consultants, $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $440,000 for general working capital that will be used for miscellaneous expenses, director and officer insurance and reserves. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we are relying on interest earned (up to $900,000) on the trust account to fund such expenditures and to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

We have also agreed to sell to Maxim Group LLC, for $100, an option to purchase up to an aggregate of 225,000 units (5% of the number of units sold in this offering, excluding the underwriters’ over-allotment option), consisting of one share of common stock and one warrant, at $8.80 per unit (110% of the price per unit sold in the offering), which option is exercisable commencing one year from the date of this prospectus and expiring five years after the date of this prospectus. The warrants underlying such units will have terms that are identical to those being issued in this offering. We intend to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of this offering resulting in a charge directly to stockholders’ equity. There will be no net impact on our financial position or results of operations, except for recording the receipt of the $100 proceeds at the time of the sale of the option. We estimate that the fair value of this option is approximately $668,816 using the Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of grant using the following assumptions: (1) an expected volatility of 37.0% based on a universe of comparable companies, (2) a risk-free interest rate of 4.84% and (3) a contractual life of five (5) years. The option may be exercised by paying the exercise price in cash or, at the holder’s option, on a “cashless” basis such that the holder may use the appreciated value of the option (the extent to which the market value of the securities underlying the option exceeds the exercise price of the option) to exercise the option without paying cash. In addition, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of this offering. Further, the holder of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of this offering.

As of the date of this prospectus, Ross Berner, Mark McKinney and Burke Smith, our chairman, chief executive officer and chief financial officer, respectively, have advanced to us an aggregate of $77,500 in loans for payment of offering expenses on our behalf. Such loans will be repaid on the earlier of August 5, 2006 or the consummation of the offering.

In connection with the offering, certain of our officers and directors have agreed to loan the company an aggregate of $425,000 at a 4% per annum interest rate. These funds will be added to the proceeds from this offering and the private placement to be held in the trust account pending our completion of a business combination. We will repay the loans out of the interest earned on the trust account over a period of 24 months by making eight quarterly payments of $55,543, comprised of both principal and interest. If we do not complete a business combination, any remaining balance of the shareholder loans will be forgiven by our officers and directors upon the liquidation of the trust.

Certain of our officers, directors and advisors have agreed to purchase an aggregate of 600,000 warrants for an aggregate purchase price of $810,000, or $1.35 per warrant, in a private placement to occur immediately prior to this offering. If we do not complete a business combination, then the insider warrants will expire worthless. The insider warrants will become exercisable upon the completion of a business combination and are non-redeemable so long as such insider warrants are held by the existing stockholders or their affiliates. The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

PROPOSED BUSINESS

Introduction

We are a recently organized blank check company formed for the purpose of acquiring one or more operating businesses through a merger, capital stock exchange, asset acquisition or other similar business combination. We intend to focus our initial acquisition search on companies in the business services industry, although our efforts will not be limited to any particular industry.

Although our acquisition strategy is not limited to any particular industry, we intend to focus on target businesses in the following sectors of the business services industry:

•	Logistics
•	freight brokerage
•	freight forwarding
•	insurance brokerage
•	medical lab testing
•	staffing

Examples of companies operating in these sectors are: UTi Worldwide Inc. and Landstar System Inc. (logistics), CH Robinson Worldwide Inc. and HUB Group Inc. (freight brokerage), EGL, Inc. and Forward Air, Inc. (freight forwarding), Marsh Inc. and AON Corporation (insurance brokerage), Quest Diagnostics Incorporated and Laboratory Corporation of America Holdings (medical lab testing) and Barrett Business Services, Inc. and RemedyTemp Inc. (staffing).

Given the experience of our management team, we intend to seek targets within one of several sectors of the business services industry, although our efforts will not be limited to such industry. Typical target businesses will leverage scale of operations and a specific expertise to perform value-added services for customers, allowing customers to conduct their operations more efficiently or more effectively. We intend to pursue targets operating in low capital-intensive industries that are less sensitive to business cycles and not subject to obsolescence. In addition, prospective target businesses are likely to exhibit some of the following characteristics:

•	Strong customer relationships and a well-diversified customer base;
•
Recurring revenue, which is revenue that typically is generated from customers on a regular basis as a result of, among other things, contractual obligations or due to the customers’ need for, and payment for, a particular service at regular intervals;

•	Stable cash flow, which is cash flow that does not fluctuate dramatically from fiscal period to period;
•	Opportunities for both organic growth and consolidation through acquisitions within fragmented industries.

We believe a company with some or all of these characteristics should have the necessary scale to drive incremental revenue growth or achieve operating expense reductions to maximize profitability, but should be of limited interest to many private equity firms which generally seek larger platform companies.

We generally intend to avoid participation in formal auction processes conducted by investment bankers or business brokers. Instead, we will seek to identify, approach and close on a business combination using extensive fundamental research, analysis and due diligence.

Our principal strategy in sourcing our business combination will be to leverage the extensive relationships and networks of our management team and board members to identify an attractive privately-held company. Through our management team and board of directors, we believe that we have access to a wide network of investment bankers, commercial bankers, business brokers, private equity firms, hedge funds, consulting firms, public and private companies, attorneys, accountants and other business services industry relationships. We believe that these skills, experiences and relationships give us an advantage in sourcing, structuring and consummating a business combination.

Our Management Team

Our management team and board of directors have significant experience starting, financing, acquiring, growing and operating business services companies. In addition, all of the members of our management team and board of directors have senior operational experience and, in addition to helping identify and evaluate a potential target, will be available to assist with company operations following the business combination.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination with the proceeds of this offering.

We have not identified a target business.

To date, we have not contacted, identified, selected or chosen any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters, representatives or other affiliates is engaged in any discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. None of our officers, directors, stockholders, or anyone on their behalf, has identified, selected or chosen any acquisition candidates for us. We have not contacted any prospective target businesses or had any discussions, formal or otherwise, with any prospective target business with respect to such a transaction. However, members of our management have had non-substantive communications with a limited number of their contacts that a pool of capital is being raised for acquisitions and that we intend to seek an acquisition after the consummation of this offering. Such contacts have not introduced, identified, selected or chosen any target businesses to or for us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Finally, we note that there has been no research, analysis, diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates, agents, or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets (excluding deferred underwriting compensation being held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. We expect to seek businesses that have recurring revenue and/or stable cash flow, although neither criteria is a prerequisite for any target business we ultimately pursue. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. While we may pay fees or compensation to third parties for their efforts in introducing us to potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, special advisors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets (excluding deferred underwriting compensation being held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry into other industries;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of Target Business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting compensation being held in the trust account) at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose fair market value satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Accordingly, for an indefinite period of time, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we consummated a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make subsequent acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same in connection with any such combination. Any such negotiations may result in a conflict of interest. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. As used in this prospectus “in accordance with the majority” means that such existing stockholders will vote the entirety of their shares of common stock owned by them immediately before this offering either for or against a business combination, as determined by the totality of the public stockholder vote. In addition, all of our existing stockholders have agreed to vote any shares of common stock acquired by them in the aftermarket in favor of the business combination submitted to the public stockholders for approval. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (net of taxes payable) (calculated as of two business days prior to the consummation of the proposed business combination) and interest previously released to us from the trust account, divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and Maxim Group LLC will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting shareholders and Maxim Group LLC. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $6,912,337 (assuming conversion of the maximum of 19.99% of the eligible shares of common stock). Without taking into account any interest earned on the trust account (net of taxes payable), the initial per-share conversion price would be $7.68, or $0.32 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

Dissolution and liquidation if no business combination

Pursuant to the terms of the trust agreement between us and Continental Stock Transfer and Trust Company, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and promptly return and liquidate all funds from our trust account only to our public stockholders, as part of our plan of dissolution and liquidation, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable and interest payable previously released to us from the trust account), plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account (and any taxes payable thereon and net of (i) $55,543 per quarter for the repayment of the aggregate of $425,000 in loans made by our officers and directors and (ii) up to $900,000 in interest income on the trust account balance released to us to fund working capital requirements), the initial per-share liquidation price would be $7.68, or $0.32 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. If we are unable to complete a business combination and are forced to liquidate, our officers have agreed pursuant to an agreement with us and Maxim Group LLC that they will be personally liable, on a several basis in accordance with their respective beneficial ownership interests in us, to ensure that the proceeds in the trust account are not reduced by the claims of vendors that are owed money by us for services rendered or products sold to us. In addition, our officers have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses who have entered into written agreements with us and who have not waived their rights to make claims against the proceeds in the trust account. In each case, if an officer is removed by the stockholders without cause or not reelected by the stockholders after being nominated for re-election to the Board, his personal liability will cease and the personal liability will be reallocated among the remaining officers. Based on information we have obtained from such individuals, we currently believe that such persons are capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you that our officers will be able to satisfy any obligations to ensure that the proceeds in the trust account are not reduced by the claims of vendors or such target businesses. Accordingly, we cannot assure you that the actual per share liquidation price will not be less than $7.68, plus interest (net of taxes payable and interest previously released to us from the trust account), due to claims of creditors. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, Maxim Group LLC has agreed that: (i) it will forfeit any rights or claims to the deferred underwriting compensation, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting compensation will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest.

Under Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extend of distributions received by them in a dissolution and any liability of our public stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we may seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we are obligated to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in our to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. Moreover, because we are obligated to obtain the waiver letters described above, the funds held in trust would be excluded from the claims of any creditors in connection with any bankruptcy proceeding.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the public stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the funds in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted only to have released from the trust account interest income, net of income taxes payable on such interest, of (i) $55,543 per quarter for the repayment of the aggregate of $425,000 in loans made to us by certain of our officers and directors and (ii) up to $900,000 to fund our working capital requirements.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•
our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at c/o AMCO Distribution Services, Inc., 2807 El Presidio St., Carson, California 90810. The cost for this space provided by AMCO Distribution Services, Inc., a corporation partially owned and managed by Mark McKinney, our chief executive officer, is approximately $7,500 per month and includes certain other additional services provided by AMCO Distribution Services, Inc. pursuant to a letter agreement between us and AMCO Distribution Services, Inc. We believe that based on rents and fees for similar services in the Carson, California area, that the fee charged by AMCO Distribution Services, Inc. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have three officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$34,578,975 of net proceeds of this offering, the insider loans and the private placement (including up to $1,080,000 payable to Maxim Group LLC upon consumption of a business combination) will be deposited into a trust account at Deutsche Bank Company Americas maintained by Continental Stock Transfer & Trust Company.

$29,808,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $34,578,975 held in the trust account will only be invested in Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business
The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting compensation of approximately $1,080,000 at the time of such acquisition.
We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC informs us of its decision to allow earlier separate trading, provided (i) we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the date on which such separate trading begins is a business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.  Maxim Group LLC may decide to allow continued trading of the units following such separation.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds
Except with respect to interest income, net of income taxes on such interest, of up to $900,000 on the balance in the trust account released to us to fund working capital requirements and the repayment of an aggregate of $425,000 of loans made to us by our officers and directors, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.
The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Ross Berner	41	Chairman of the Board
Mark McKinney	38	Chief Executive Officer and Director
Burke Smith	37	Chief Financial Officer, Secretary and Director
Michael Magerman	44	Director
Ronald C. Kesselman	63	Director
John Walker	44	Director

Ross Berner has been our chairman and a member of our board of directors since inception. In addition, Mr. Berner has been a portfolio manager at Weintraub Capital Management since 2002. Prior to that, from 1999 to 2002, he was co-founder, president and a board member of Prime Advantage Corp. / Logistics Mgmt, Inc., a direct material and logistics sourcing agent for mid-sized companies. During Mr. Berner’s tenure with Prime Advantage, Prime Advantage Corp. raised nearly $35 million of private capital and grew in size to over $200 million of gross revenues. Mr. Berner was also a co-founder and senior vice president of acquisitions at United Road Services, a used-car auto hauling company, from 1997 to 1999. United Road was taken public in 1998 and grew from approximately $50 million in revenues in 1998 to approximately $255 million in 1999. Prior to co-founding United Road Services, Mr. Berner worked as a vice president of institutional equities at Salomon Brothers, Inc. from 1992 to 1997. Mr. Berner received an MBA from Columbia University and a BA from Northwestern University.

Mark McKinney has been our chief executive officer and a member of our board of directors since inception. In addition, Mr. McKinney has been the president of AMCO Distribution Inc., a private warehousing and distribution business, since 2002. Prior to that, from 1999 to 2002, he was co-founder, president and a board member of Prime Advantage Corp. / Logistics Mgmt, Inc., a direct material and logistics sourcing agent for mid-sized companies. During Mr. McKinney’s tenure with Prime Advantage, Prime Advantage Corp. raised nearly $35 million of private capital and grew in size to over $200 million of gross revenues. Mr. McKinney was also a co-founder and senior vice president of acquisitions at United Road Services, a used-car auto hauling company, from 1997 to 1999. United Road was taken public in 1998 and grew from approximately $50 million in revenues in 1998 to approximately $255 million in 1999. Prior to co-founding United Road Services, Mr. McKinney worked as a portfolio manager at the Berger Funds from 1995 to 1997 and at Farmers Insurance Group from 1992 to 1995. Mr. McKinney received an MBA from the University of Southern California and BA from the University of California, Los Angeles.

Burke Smith has been our chief financial officer and secretary since inception. In addition, Mr. Smith is the founder of and has served as president of Franchise Capital Group, Inc., a multi-unit franchise development company, since 2002. In addition, he was executive director of mergers and acquisitions at UBS Warburg LLC from 2001 to 2003. Mr. Smith was a vice president in mergers & acquisitions at Donaldson Lufkin & Jenrette from 1998 to 2001. Prior to that Mr. Smith worked at Kirkland & Ellis from 1995 to 1996 and as an associate in Mergers & Acquisitions at Wasserstein, Perella & Company from 1996 to 1998. Mr. Smith received a JD from Harvard Law School, where he was an editor of the Harvard Law Review, and a BA and a MA from Stanford University.

Michael Magerman has been a member of our board of directors since inception. In addition, since January 2005, Mr. Magerman has served as the chief executive officer and president of Quickie Manufacturing Corporation, a leading manufacturer of cleaning tools and supplies. From 2002 to 2005, Mr. Magerman was a senior director of Centre Partners Management LLC, a private equity management firm. From 2000 to 2002, Mr. Magerman was chief executive officer and president of Autoland, which facilitates used car sales for credit unions. Prior to that, Mr. Magerman has served as chief executive officer of Bravo Corporation, a sporting goods manufacturer, in 1999, Tommy Armour Golf Company, a golf products subsidiary of U.S. industries from 1995 to 1997, and Odyssey Golf Company, a manufacturer of golf putters which he founded, from 1990 to 1997. Mr. Magerman received an MBA from the University of San Diego and a BA from the University of California, Los Angeles.

Ronald C. Kesselman has been a member of our board of directors since inception. In addition, Mr. Kesselman served as chairman and chief executive officer of Elmers Products Holdings, a branded consumer products company which was a Kohlberg Kravis Roberts portfolio company, from 1995 to 2003. After the sale of Elmer’s Products Holdings to Berwind Group in 2003, he continued as chief executive officer and currently consults with Berwind on strategy. Prior to that, Mr. Kesselman was group vice president at Borden Inc., an affiliate of Elmer’s Holding Inc., from 1992 to 1995. From 1989 to 1992, Mr. Kesselman worked at Mattel Toys as Senior Vice President. In 1984, Mr. Kesselman purchased Place Products Co., a toy company, and acted as its chief executive officer until 1989, when the company was sold to a supplier. From 1980 to 1984, he worked at Leo’s Quality Foods as president and then Revell Toys, as president and chief executive officer. Mr. Kesselman received an MBA from the Kellogg School at Northwestern University and his BA from the University of Wisconsin.

John Walker has been a member of our board of directors since May 1, 2006. From 1997 to 2006, Mr. Walker was a Partner at Blum Capital Partners where, as a member of the firm’s investment committee, he managed a concentrated portfolio of public and private investments across a variety of industries including business services, financial services, and healthcare. Prior to joining Blum Capital, Mr. Walker was employed as a Vice President from 1992 until 1997 at Pexco Holdings, Inc., an investment holding company active in both private equity and public market investing. Prior to that, Mr. Walker worked in the energy industry as a development manager and geologist for Medallion Petroleum, Esco Exploration, and Essex Exploration for the periods from 1984 to 1992. Mr. Walker received an MBA from Oklahoma State University and a BA from the University of Oklahoma. In addition, he is a Chartered Financial Analyst (CFA) charterholder.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Burke Smith and John Walker, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ronald C. Kesselman and Michael Magerman, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Ross Berner and Mark McKinney, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Collectively, through their positions described above, our directors have extensive experience acting as managing directors and principals of private equity funds that invested their funds in, or acquired control of, private companies. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Special Advisors

We also have an advisor that will assist us in identifying, seeking and consummating a business combination. He is as follows:

Jerald M. Weintraub is one of our advisors. In addition, Mr. Weintraub founded Weintraub Capital Management LLC in 1992 and serves as the firm’s manager. Mr. Weintraub’s firm manages Prism Partners I, L.P. and Prism Partners III Leveraged, L.P., domestic investment partnerships. The firm also manages Prism Partners Offshore Fund, Prism Partners II Offshore Fund, and Prism Partners IV Leveraged Offshore Fund. From 1988 to 1992, Mr. Weintraub was Vice President and Portfolio manager of Davis Skaggs Investment Management, a division of Shearson Asset Management. Prior to that Mr. Weintraub was Director of Research of the western-based research operation within Shearson Lehman Brothers, from 1986 to 1988. He became Vice President and shareholder of Davis Skaggs in 1983. Mr. Weintraub received an MBA from the Berkeley Graduate School of Business and a BA in business from the University of California, Berkeley.

We expect Mr. Weintraub to play a limited role in identifying and evaluating prospective acquisition candidates. Mr. Weintraub has not been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and he is not currently affiliated with such an entity. Mr. Weintraub has no formal rights or duties as a special advisor and, other than obligations imposed on him as an initial stockholder, no other formal obligations to us.

To date none of our other existing shareholders (Messrs. Davenport, Rigler and Lastition) have played any role in our affairs. These individuals have an extensive network of contacts at private companies within the business services industry which we may utilize in connection in identifying a prospective acquisition candidate.

We may identify, from time to time, additional individuals to serve as special advisors if those individuals possess a level of experience that we believe may be beneficial to us. We will not compensate individuals for service as special advisors, other than providing reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay AMCO Distribution Services, Inc., a corporation partially owned and managed by Mark McKinney, our chief executive officer, $7,500 per month for office space and certain other additional services. This arrangement is being agreed to by AMCO Distribution Services, Inc. for our benefit and is not intended to provide Mark McKinney compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. No other executive officer or director has a relationship with or interest in AMCO Distribution Services, Inc.. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, whether by us or any other person for services rendered to us prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•
None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among their various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•
Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•
Since our directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations and insider warrants which will expire worthless in the event we liquidate, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•
We may have insufficient funds outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by the target business’ management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•	If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. For example, Mr. Berner has pre-existing fiduciary duties to Weintraub Capital Management, Mr. McKinney has pre-existing fiduciary duties to AMCO Distribution Inc., Mr. Smith has pre-existing fiduciary duties to Franchise Capital Group, Inc., and Mr. Magerman has pre-existing fiduciary duties to Quickie Manufacturing Corporation, Bravo Sports Inc., Autoland Corp., Bryant Park Capital and Action/Emco Inc. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations they might have.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. Mr. McKinney, has fiduciary obligations to AMCO Distribution Services, Inc. and all of our officers and directors have fiduciary obligations to those companies on whose board of directors they may sit. To the extent that they identify business opportunities that may be suitable for those companies on whose board of directors they may sit, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies and any successors to such entities has declined to accept such opportunities.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, all of our existing stockholders have agreed to vote any shares of common stock acquired by them in the aftermarket in favor of a business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that such opinion will be included in our proxy solicitation materials furnished to our stockholders and that such independent investment banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of May 2, 2006, and as adjusted to reflect the 1.404444-for-1 reverse stock split effected on May 2, 2006, and the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and	Approximate Percentage of
	Nature of	Outstanding Common Stock
	Beneficial	Before	After
Name and Address of Beneficial Owner(1)	Ownership(2)	Offering	Offering
Ross Berner	363,912	32.35%	6.47%
Mark McKinney	363,912	32.35%	6.47%
Burke Smith	194,694	17.31%	3.46%
Michael Magerman	14,241	1.27%	0.25%
Ronald C. Kesselman	12,460	1.11%	0.22%
John Walker	12,460	1.11%	0.22%
Jerald M. Weintraub(3)	122,379	10.88%	2.18%
Jeff Davenport	16,021	1.42%	0.28%
J. Eric Lastition	14,241	1.27%	0.25%
Collin Rigler	10,680	0.95%	0.19%
All directors and executive officers as a group (six individuals)	1,125,000	100.00%	20.00%
________________________________________
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o AMCO Distribution Services, Inc., 2807 El Presidio St., Carson, California 90810.

(2)	The amounts of ownership listed above do not include the shares of common stock underlying the insider warrants purchased in the private placement.

(3)	Includes 122,383 shares owned by The Jerald and Melody Howe Weintraub Revocable Living Trust DTD 2/5/98 of which Mr. Weintraub is a trustee. Mr. Weintraub is an advisor to us.

Except for purchases of an aggregate of $600,000 of our insider warrants as described in this prospectus, none of our existing stockholders, officers and directors has indicated to us that he intends to purchase units in the offering. Assuming these securities (other than the warrants which may be purchased) are not purchased, immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	one year following the date of the consummation of a business combination;

•	our liquidation; or

•
the consummation of a liquidation, merger, stock exchange, stock purchase or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Certain of our officers, directors and advisors have agreed to purchase an aggregate of $600,000 of warrants at a price of $1.35 per warrant in a private placement to occur immediately prior to this offering. Each warrant enables the holder to purchase one share of our common stock following the consummation of a business combination at a price of $6.00 per share and is otherwise on terms comparable to the warrants included in the units sold in this offering, except as follows: each holder has agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of a business combination and are non-redeemable so long as the warrant is held by the original purchaser or its affiliates. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

We consider Messrs. McKinney, Berner, Smith, Magerman, Kesselman, Weintraub, Davenport, Walker, Lastition and Rigler to be our “promoters,” as these terms are defined under the Federal securities laws.

CERTAIN TRANSACTIONS

On August 5, 2005, we issued an aggregate of 1,562,500 shares of our common stock to the individuals set forth below for $12,500 in cash, at an average purchase price of $0.008 per share.

Name	Number of Shares	Relationship to Us
Ross Berner	511,094	Chairman and Director
Mark McKinney	511,094	Chief Executive Officer and Director
Burke Smith	273,437	Chief Financial Officer, Secretary and Director
Michael Magerman	20,000	Director
Ronald C. Kesselman	17,500	Director
Jerald M. Weintraub(1)	171,875	Advisor
Jeff Davenport	22,500	Stockholder
J. Eric Lastition	20,000	Stockholder
Collin Rigler	15,000	Stockholder
________________________________________
(1)	Includes 122,383 shares owned by The Jerald and Melody Howe Weintraub Revocable Living Trust DTD 2/5/98 of which Mr. Weintraub is a trustee. Mr. Weintraub is an advisor to us.

On May 1, 2006, we issued 17,500 shares of our common stock to John Walker for an aggregate purchase price of $140. On May 2, 2006, we effected a 1.404444-for-1 reverse stock split which resulted in us having 1,125,000 shares of common stock outstanding.

Following the reverse stock split, there were 1,125,000 shares of common stock outstanding, as follows:

Name	Number of Shares
Ross Berner	363,912
Mark McKinney	363,912
Burke Smith	194,694
Michael Magerman	14,241
Ronald C. Kesselman	12,460
John Walker	12,460
Jerald M. Weintraub	122,379
Jeff Davenport	16,021
J. Eric Lastition	14,241
Collin Rigler	10,680

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before one year from the date of the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have agreed to pay AMCO Distribution Services, Inc., a corporation partially owned and managed by Mark McKinney, our chief executive officer, $7,500 per month for office space and certain other additional services. This arrangement is being agreed to by AMCO Distribution Services, Inc. for our benefit and is not intended to provide Mark McKinney compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving these transactions.

Ross Berner, Mark McKinney and Burke Smith, our chairman, chief executive officer and chief financial officer, respectively, have advanced an aggregate of $77,500 to us as of the date of this prospectus to cover expenses related to this offering. Such loans will be repaid on the earlier of August 5, 2006 or on the date of the consummation of this offering.

In connection with the offering, certain of our officers and directors have agreed to loan the company an aggregate of $425,000 at a 4% per annum interest rate. These funds will be added to the proceeds from the offering and the private placement to be held in the trust account pending our completion of a business combination. We will repay the loans out of the interest earned on the trust account over a period of 24 months by making eight quarterly payments of $55,543, comprised of both principal and interest. If we do not complete a business combination, any remaining balance of the shareholder loans will be forgiven by our officers and directors upon the liquidation of the trust.

Certain of our officers, directors and advisors have agreed to purchase an aggregate of 600,000 warrants for an aggregate purchase price of $810,000, or $1.35 per warrant in a private placement to occur immediately prior to this offering. If we do not complete a business combination, then the insider warrants will expire worthless. The insider warrants will become exercisable upon the completion of a business combination and are non-redeemable so long as such insider warrants are held by the original purchasers or their affiliates. The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 30,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 1,125,000 shares of common stock are outstanding, held by ten recordholders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus, unless Maxim Group LLC determine that an earlier date is acceptable based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. However, Maxim Group LLC may decide to allow continued trading of the units following such separation. In no event with Maxim Group LLC allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed with the SEC to provide updated financial information to reflect the exercise of the over-allotment option. The Form 8-K will be publicly available on the SEC’s website at www.sec.gov.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. As used in this prospectus “in accordance with the majority” means that such existing stockholders will vote the entirety of their shares of common stock owned by them immediately before this offering either for or against a business combination, as determined by the totality of the public stockholder vote. In addition, all of our existing stockholders have agreed to vote any shares of common stock acquired by them in the offering or in the aftermarket in favor of the business combination submitted to the public stockholders for approval.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements or repayment of the insider loans, and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any net assets remaining available for distribution to them after payment of liabilities. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, Maxim Group LLC has agreed that: (i) they will forfeit any rights or claims to their deferred underwriting compensation, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Except for the 600,000 insider warrants issued in the private placement to occur immediately prior to this offering, no warrants are currently outstanding. Each of the warrants included in the units sold in this offering entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option sold to Maxim Group LLC):

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established this criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made. We do not need the consent of Maxim Group LLC in order to redeem the outstanding warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider Warrants

Certain of our officers, directors and advisors have agreed to purchase an aggregate of $600,000 of warrants at a price of $1.35 per warrant in a private placement to occur immediately prior to this offering. Each insider warrant enables the holder to purchase one share of our common stock following the consummation of a business combination at a price of $6.00 per share and is otherwise on terms comparable to the warrants included in the units sold in this offering, except as follows: each holder has agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of a business combination and are non-redeemable so long as the warrant is held by the original purchaser or its affiliates. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

Purchase Option

We have agreed to sell to the representative of Maxim Group LLC for $100 an option to purchase up to a total of 225,000 units sold in this offering. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Applicability of Provisions of California Corporate Law

Although we are incorporated in Delaware, we may be subject to Section 2115(b) of the California Corporations Code, which imposes various requirements of California corporate law on non-California corporations if such corporations have characteristics of ownership and operations indicating significant contacts with the State of California. Public companies listed or qualified for trading on a recognized national securities exchange, such as the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market, are generally exempt from Section 2115(b) regardless of their contacts with the State of California. However, because our securities are not listed or qualified for trading on such an exchange, we are currently subject to Section 2115(b) and may continue to be subject to Section 2115(b) following completion of the offering if greater than 50% of our voting securities are held of record by persons having addresses in the State of California. Among the key provisions of California corporate law that may apply to us as a result of the application of Section 2115(b) are the right of our stockholders to cumulate votes in the election of directors, limitations on the effectiveness of super-majority voting provisions contained in a corporation’s charter documents and limitations on a corporation’s ability to have a “staggered” board of directors.

In May 2005, the Delaware Supreme Court in Vantage Point Venture Partners 1996 v. Examen, Inc. held that Section 2115(b) violated the Delaware internal affairs doctrine, which provides that only the State of Delaware has the authority to regulate a Delaware corporation’s internal affairs, and thus Section 2115(b) does not apply to Delaware corporations. If followed by California courts, this ruling would mean that the cumulative voting requirements and other sections of the California Corporations Code which would impact us as a result of the application of Section 2115(b) do not apply to us. However, until we fully understand the impact of the Delaware Supreme Court’s decision, we will permit cumulative voting in the election of directors if any stockholder properly requests to cumulate his or her votes. In such a case, the stockholder will be entitled to as many votes as equals the number of shares of common stock held by such stockholder multiplied by the number of directors to be elected, and the stockholder will be permitted to cast all of such votes for a single nominee or to distribute these votes among two or more nominees. In addition, certain provisions of California law limit the effectiveness of supermajority voting provisions to a period of two years from the filing of the most recent charter amendment or certificate of determination that adopted or readopted the supermajority voting provision, and these provisions may also apply to us as a result of Section 2115(b).

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 5,625,000 shares of common stock outstanding, or 6,300,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 4,500,000 shares sold in this offering, or 5,175,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to August 5, 2007. Notwithstanding this, all of those shares have been placed in escrow and subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, such shares will not be transferable until three years from the date of this prospectus and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 51,750 shares immediately after this offering (or 63,000 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 1,125,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, the holders of our 600,000 insider warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the warrants are entitled to make up to two demands that we register these warrants and the shares of common stock underlying the warrants. The holders of these warrants can elect to exercise these registration rights at any time following the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the consummation of the business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, for which Maxim Group LLC is acting as representative, and such underwriters have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Maxim Group LLC	[_______]
Wedbush Morgan Securities Inc.	[_______]
Total	4,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996, or NSMIA, is a federal statute that prevents or preempts the states from regulating the sale of certain securities which are referred to as covered securities. We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended. Therefore, under NSMIA, our securities will be covered securities and the states will be preempted from regulating the resale of the units from and after the effective date and the common stock and warrants comprising the units once they become separately transferable. However, states are permitted to require notice filings and collect fees from issuers of covered securities, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet enacted laws or issued rules or regulations indicating whether notice filings or fee payments will be required.

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to NSMIA adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under NSMIA, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the preemption of state regulation provided by NSMIA, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of certain applicable exemptions from state registration requirements, which in certain instances may be subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that Maxim Group LLC propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[___] per unit and the dealers may reallow a concession not in excess of $[___] unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since Maxim Group LLC are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to Maxim Group LLC an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 675,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. Maxim Group LLC may exercise that option if Maxim Group LLC sell more units than the total number set forth in the table above. If any units underlying the option are purchased, Maxim Group LLC will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to Maxim Group LLC and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option
Public offering price	$8.00	$36,000,000	$41,400,000
Discount	$0.32	$1,440,000	$1,656,000
Non-accountable Expense Allowance(1)	$0.08	$360,000	$360,000
Deferred underwriting compensation(2)	0.24	1,080,000	1,242,000
Proceeds before expenses(3)	$7.36	$33,120,000	$38,142,000
________________________________________
(1)
The non-accountable expense allowance payable to Maxim Group LLC, as representative of the underwriters, is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(2)
The per unit deferred underwriting compensation is approximately $0.24 with respect to units sold, assuming full exercise of the underwriters’ over-allotment option. The per unit deferred underwriting compensation is payable to Maxim Group LLC out of the funds held in trust upon consummation of a business combination. Maxim Group LLC has agreed to forfeit their deferred underwriting compensation in the event a business combination is not consummated.

(3)	The offering expenses are estimated to be approximately $523,625.

The above table does not include a placement fee payable by us to Maxim Group LLC, in its capacity as placement agent for the private placement of 600,000 warrants at a purchase price of $1.35 per warrant, that will occur immediately prior to this offering. The placement fee equals 4% of the gross proceeds ($32,400) of the private placement.

Purchase Option

We have agreed to sell to Maxim Group LLC, for $100, an option to purchase up to a total of 225,000 units sold as part of this offering. The units issuable upon exercise of this option are identical to those offered by this prospectus, except as follows: The price per unit is $8.80 (110% of the price per unit sold in this offering) and the option is exercisable between the first and fifth anniversaries of the date of this prospectus. The option and the 225,000 units, the 225,000 shares of common stock and the 225,000 warrants underlying such units, and the 225,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

We have engaged Maxim Group LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•
Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If Maxim Group LLC creates a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•
Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have agreed with the Maxim Group LLC that, upon the consummation of this offering, and for a period of twelve months from the completion of a business combination, but in any event not exceeding 36 months from the date of the closing of the offering, that Maxim will have the right of first refusal to act as lead underwriter or minimally as a co-manager for any and all future public and private equity and debt offerings during such eighteen month period of the company, or any successor to or any subsidiary of the company. Otherwise, we are not under any contractual obligation to engage any of the other underwriters to provide any services for us after this offering. However, any of Maxim Group LLC may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, and subject to the right of first refusal granted to Maxim, as described above. If any of Maxim Group LLC provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiations; provided that no agreement will be entered into with any of Maxim Group LLC and no fees for such services will be paid to any of Maxim Group LLC prior to the date which is 90 days after the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a pubic offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director ,officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York 10017. Certain legal matters with respect to this offering will be passed upon for Maxim Group LLC by Lowenstein Sandler PC.

EXPERTS

The financial statements of Industrial Services Acquisition Corp. at April 30, 2006 and December 31, 2005 and for the period from August 4, 2005 (date of inception) through December 31, 2005, the four months ended April 30, 2006 and for the period from August 4, 2005 (date of inception) through April 30, 2006 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes and explanatory paragraph relating to substantial doubt existing about the ability of Industrial Services Acquisition Corp. to continue as a going concern, of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDUSTRIAL SERVICES ACQUISITION CORP.

FINANCIAL STATEMENTS
AND
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS’ REPORT
May 9, 2006

INDUSTRIAL SERVICES ACQUISITION CORP.
(a development stage company)

Index to Financial Statements

Page
Financial Statements	F-1
Report of independent registered public accounting firm	F-3
Balance sheets as of December 31, 2005 and April 30, 2006	F-4
Statements of operations for the period from August 4, 2005 (date of inception) through December 31, 2005, the four months ended April 30, 2006 and for the period August 4, 2005 (date of inception) through April 30, 2006
F-5
Statement of stockholders’ equity for the period August 4, 2005 (date of inception) through April 30, 2006	F-6
Statements of cash flows for the period from August 4, 2005 (date of inception) through December 31, 2005, the four months ended April 30, 2006 and for the period August 4, 2005 (date of inception) through April 30, 2006
F-7
Notes to financial statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Industrial Services Acquisition Corp.

Carson, California

We have audited the accompanying balance sheets of Industrial Services Acquisition Corp. (a development stage company) as of December 31, 2005 and April 30, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from August 4, 2005 (date of inception) through December 31, 2005, the four months ended April 30, 2006 and for the period from August 4, 2005 (date of inception) through April 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Industrial Services Acquisition Corp. as of December 31, 2005 and April 30, 2006 and the results of its operations and its cash flows for the period from August 4, 2005 (date of inception) through December 31, 2005, the four months ended April 30, 2006 and for the period from August 4, 2005 (date of inception) through April 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of April 30, 2006 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes A and C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP
New York, New York
May 9, 2006

INDUSTRIAL SERVICES ACQUISITION CORP.
(a development stage company)

Balance Sheets

	December 31, 2005	At April 30,2006
ASSETS
Current assets:
Cash and cash equivalents	$37,299	$37,254
Deferred offering costs	77,881	77,881
Total Assets	$115,180	$115,135
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$3,551	$4,585
Notes payable to stockholders	77,500	77,500
Accrued offering costs	25,376	25,376
Total current liabilities	$106,427	$107, 461
STOCKHOLDER’S EQUITY
Preferred stock—$0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	-	-
Common stock —$0.0001 par value; 30,000,000 shares authorized; 1,107,500 and 1,125,000 issued and outstanding	111	113
Additional paid-in capital	12,389	12,527
Deficit accumulated during the development stage	(3,744)	(4,966)
Total stockholders’ equity	8,753	7,674
Total liabilities and stockholders’ equity	$115,180	$115,135

See Notes to Financial Statements.

INDUSTRIAL SERVICES ACQUISITION CORP.
(a development stage company)

Statement of Operations

	August 4, 2005 (Date of Inception) Through December 31, 2005	Four Months Ended April 30, 2006	August 4, 2005 (Date of Inception) Through April 30, 2006

Formation and operating costs	$3,747	$1,219	$4,966
Net loss for the period	$(3,747)	$(1,219)	$(4,966)
Weighted average number of shares outstanding	1,125,000	1,125,000
Net loss per share (basic and diluted)	$(0.00)	$(0.00)

See Notes to Financial Statements.

INDUSTRIAL SERVICES ACQUISITION CORP.
(a development stage company)

Statement of Stockholders’ Equity

	Common Stock			Deficit Accumulated
			Additional	During the
	Shares	Amount	Paid-In Capital	Development Stage	Total
Balance - August 4 2005 (date of inception)	-
Issuance of shares to initial stockholders	1,107,500	$111	$12,389	-	$12,500
Net loss for the period	-	-	-	(3,747)	(3,747)
Balance December 31, 2005	1,107,500	$111	$12,389	(3,747)	$8,753

Issuance of shares to stockholders	17,500	$2	$138	-	$140
Net loss for the period	-	-	-	(1,219)	$(1,219)
Balance-April 30, 2006	1,125,000	$113	$12,527	(4,966)	$7,674

See Notes to Financial Statements.

INDUSTRIAL SERVICES ACQUISITION CORP.
(a development stage company)

Statement of Cash Flows

	August 4, 2005 (Date of Inception) Through December 31, 2005	Four Months Ended April 30, 2006	August 4, 2005 (Date of Inception) Through April 30, 2006
Cash flows from operating activities:
Net loss	$(3,747)	$(1,219)	$(4,966)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in:
Accrued expenses	3,551	1,034	4,585
Net cash used in operating activities	(196)	(185)	(381)
Cash flows from financing activities:
Proceeds from notes payable to stockholders	77,500	-	77,500
Proceeds from issuance of shares to stockholders	12,500	140	12,640
Payment of deferred offering costs	(52,505)	-	(52,505)
Net cash provided by financing activities	37,495	140	37,635
Net increase (decrease) in cash and cash equivalents	37,299	(45)	37,254
Cash and cash equivalents—beginning of period	-	37,299	-
Cash and cash equivalents—end of period	$37,299	$37,254	$37,254

Supplemental disclosure of non-cash financing activities:
Accrued offering costs	$25,376	-	$25,376

See Notes to Financial Statements.

INDUSTRIAL SERVICES ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements

Note A—Organization And Business Operations; Going Concern Consideration

Industrial Services Acquisition Corp. (the “Company”) was incorporated in Delaware on August 4, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the business services industry through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the business services or consumer industries (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately ninety six percent (96%) of the gross proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested in money market funds meeting conditions of the Investment company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders owning 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combinations is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company have agreed to vote all of the shares of common stock held by them in favor of any Business Combination presented to the stockholders.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders , excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

INDUSTRIAL SERVICES ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements (Continued)

Note A—Organization And Business Operations; Going Concern Consideration (Continued)

As indicated in the accompanying financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty are discussed in Note C. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

Note B—Summary Of Significant Accounting Policies

[1]	Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2]	Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4]	Income taxes:

Deferred income taxes are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately 1,890. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at both December 31, 2005 and April 30, 2006.

[5]	Deferred offering costs:

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

INDUSTRIAL SERVICES ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements (Continued)

Note C—Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 4,500,000 units (“Units”) (excluding 675,000 units pursuant to the underwriters’ over-allotment option and 225,000 units issuable upon exercise of the representative’s purchase option). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

Upon the closing of the proposed offering, the Company has also agreed to sell to Maxim Group LLC, the representative of underwriters, for $100, an option to purchase up to a total of 225,000 units, consisting of one share of common stock and one warrant, at $10.00 per unit, commencing on the later of the consummation of the business combination and one year after the date of the final prospectus for the Proposed Offering and expiring five years after the date of the final prospectus for the Proposed Offering. The warrants underlying such units will have terms that are identical to those being issued in the Offering, with the exception of the exercise price, which will be set at $7.98 per warrant. The Company intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. There will be no net impact on the Company’s financial position or results of operations, except for recording the receipt of the $100 proceeds at the time of the sale of the option. The Company estimates that the fair value of this option is approximately $668,816 using the Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of grant using the following assumptions: (1) an expected volatility of 37.0% based on a universe of comparable companies, (2) a risk-free interest rate of 4.84% and (3) a contractual life of five (5) years. The option may be exercised by paying the exercise price in cash or, at the holder’s option, on a “cashless” basis such that the holder may use the appreciated value of the option (the extent to which the market value of the securities underlying the option exceeds the exercise price of the option) to exercise the option without paying cash. In addition, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the current offering. Further, the holder of the purchase option will be entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the current offering.

Certain of our officers, directors and advisors have agreed to purchase an aggregate of 600,000 warrants for an aggregate purchase price of $810,000, or $1.35 per warrant, in a private placement to occur immediately prior to the initial public offering. If we do not complete a business combination, then the insider warrants will expire worthless. The insider warrants will become exercisable upon the completion of a business combination and are non-redeemable so long as such insider warrants are held by the existing stockholders or their affiliates. The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of the prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the initial public offering.

Note D—Notes Payable to stockholders

The Company issued an aggregate of $77,500 unsecured promissory notes to three initial stockholders of the Company on August 5, 2005. The notes bear interest at a rate of 4.0% per annum and are payable on the earlier of August 5, 2006 or the consummation of the Proposed Offering.

In conjunction with the proposed offering, the Company will issue a $425,000 unsecured promissory note to the same three initial stockholders of the Company.  The notes will bear interest at a rate of 4% per annum.  The Company will place the proceeds of the loans in a trust account along with a portion of the net proceeds from the proposed offering and private placement, pending the Company’s completion of a business combination.  The Company will repay the loans out of the interest income earned on the trust account over a period of 24 months by making eight quarterly payments of $55,543 each, comprised of both interest and principal.  If the Company does not complete a business combination as required pursuant to the terms of the trust, any remaining balance of the shareholder loans will be forgiven by the initial stockholders upon the liquidation of the trust.

INDUSTRIAL SERVICES ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements (Continued)

Note E—Commitments

The Company presently occupies office space provided by an affiliate of an initial stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

In connection with the Proposed Offering, the Company has committed to pay a 3% fee of the gross offering proceeds and a 1% expense allowance of the gross offering proceeds, excluding the over-allotment option, to Maxim Group LLC at the closing of the Proposed Offering. In addition, the Company has committed to pay an additional 3% fee of the gross offering proceeds and 45,000 shares of the Company’s common stock to Maxim Group LLC at the consummation of a business combination.

Note F—Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note G—Subsequent Events

On May 2, 2006, the Company effected a 1.404444-for-1 reverse stock split. These financial statements have been retroactively restated for the pro forma effect of the reverse split.

Until                         , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$36,000,000
Industrial Services Acquisition Corp.
4,500,000 Units

PROSPECTUS

Maxim Group LLC
Sole Book Runner

Wedbush Morgan Securities Inc.

, 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

SEC Registration Fee	12,500
NASD filing fee	11,125
Accounting fees and expenses	40,000
Printing and engraving expenses	30,000
Legal fees and expenses (including Blue Sky services and expenses)	400,000
Miscellaneous	30,000	(1)
Total	$523,625

________________________________________
(1)
This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, director and officer liability insurance premiums, as well as distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)           A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)           For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)           For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)           The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)           During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Ross Berner	363,912
Mark McKinney	363,912
Burke Smith	194,694
Michael Magerman	14,241
Ronald C. Kesselman	12,460
John Walker	12,460
The Jerald and Melody Howe Weintraub Revocable Living Trust DTD 2/5/98	122,379
Jeff Davenport	16,021
J. Eric Lastition	14,241
Collin Rigler	10,680
1,125,000

With the exception of John Walker, all such shares were issued on August 5, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. On May 2, 2006, we sold 17,500 shares to John Walker pursuant to the same exemption from registration. The shares issued to all of the individuals and entities above were sold for an aggregate offering price of $12,640 at an average purchase price of approximately $0.008 per share. No underwriting discounts or commissions were paid with respect to such sales. On May 2, 2006, we effected a 1.404444-for-1 reverse stock split.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1	Form of Underwriting Agreement with Maxim Group LLC**
3.1	Second Amended and Restated Certificate of Incorporation.
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
4.5	Form of Unit Purchase Option to be granted to Representative (Maxim Group LLC).**
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.*

10.1	Letter Agreement among the Registrant, Maxim Group LLC and Mark McKinney.**
10.2	Letter Agreement among the Registrant, Maxim Group LLC and Ross Berner.**
10.3	Letter Agreement among the Registrant, Maxim Group LLC and Burke Smith.**
10.4	Letter Agreement among the Registrant, Maxim Group LLC and Ronald C. Kesselman.**
10.5	Letter Agreement among the Registrant, Maxim Group LLC and Michael Magerman.**
10.6	Letter Agreement among the Registrant, Maxim Group LLC and Jerald M. Weintraub.**
10.7	Letter Agreement among the Registrant, Maxim Group LLC and Eric Lastition.**
10.8	Letter Agreement among the Registrant, Maxim Group LLC and Jeff Davenport.**
10.9	Letter Agreement among the Registrant, Maxim Group LLC and Collin Rigler.**
10.10	Letter Agreement among the Registrant, Maxim Group LLC and John Walker.**
10.11	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.12	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.**
10.13	Services Agreement with AMCO Distribution Services, Inc.*
10.14	Promissory Note, dated August 5, 2005, issued to Mark McKinney in the amount of $30,572.*
10.15	Promissory Note, dated August 5, 2005, issued to Ross Berner in the amount of $30,572.*
10.16	Promissory Note, dated August 5, 2005, issued to Burke Smith in the amount of $16,356.*
10.17	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.**
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).**
24	Power of Attorney (included on the signature page of this Registration Statement).
__________
* Previously filed.
** To be filed by amendment.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carson, California on May 17, 2006.

INDUSTRIAL SERVICES ACQUISITION CORP.

May 17, 2006	By:	/s/ Mark McKinney
Mark McKinney
Chief Executive Officer

We the undersigned officers and directors of Industrial Services Acquisition Corp., hereby severally constitute and appoint Ross Berner and Mark McKinney, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ross Berner	Chairman	May 17, 2006
Ross Berner

/s/ Mark McKinney	Chief Executive Officer and Director	May 17, 2006
Mark McKinney	(Principal Executive Officer)

/s/ Burke Smith	Chief Financial Officer, Secretary and Director	May 17, 2006
Burke Smith	(Principal Financial and Accounting Officer)

/s/ Ronald C. Kesselman	Director	May 17, 2006
Ronald C. Kesselman

/s/ Michael Magerman	Director	May 17, 2006
Michael Magerman

/s/ John Walker	Director	May 17, 2006
John Walker